As filed with the Securities and Exchange Commission on
                                   May 3, 2005
                            Registration No. 0-30503

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          PANGEA PETROLEUM CORPORATION
               (Exact name of issuer as specified in its charter)


             Colorado                                    76-0635938
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


    9801 Westheimer, Suite 302, Houston, Texas             77042
     (Address of Principal Executive Offices)            (Zip Code)


                      Consulting Shares Issued For Services
                            (Full title of the Plan)


                             Charles B. Pollock, CEO
                          Pangea Petroleum Corporation
                           9801 Westheimer, Suite 302
                                Houston, TX 77042
                     (Name and address of agent for service)
                                 (713) 706-6350
                                   copies to:
                          Axelrod, Smith and Kirshbaum
                            5300 Memorial, Suite 700
                                Houston, TX 77007

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED
         TITLE OF                                         MAXIMUM              PROPOSED
     SECURITIES TO BE            AMOUNT TO BE          OFFERING PRICE      MAXIMUM AGGREGATE         AMOUNT OF
        REGISTERED               REGISTERED(1)          PER SHARE(2)        OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.001 per share       1,500,000 Shares           $0.01                $15,000              $3.59
------------------------------------------------------------------------------------------------------------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrant's Common Stock on April 29, 2005, a date within five (5) days prior to the date of filing of this Registration Statement, as reported by the OTC Electronic Bulletin Board.

(2)   Estimated solely for the purpose of calculating the registration fee.

(3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Documents Incorporated by Reference X Yes No

                                     PART II

Item 3. Incorporation of Documents by Reference. The following documents are incorporated by reference in this Registration Statement and made a part hereof:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed pursuant to Section 15(d) of the 1934 Act.

      (b) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Axelrod,  Smith  &  Kirshbaum,  who  has  prepared  the  Opinion  regarding  the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Robert D. Axelrod presently owns 113,548 shares of our common stock. Mr. Axelrod will not be receiving any shares pursuant to this registration statement. Otherwise, his entire relationship with us has been as legal counsel, and there are no arrangements of understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

Item 6. Indemnification of Directors and Officers.

The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Colorado law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the
Certificate of Incorporation provides for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

            Number       Description

             4.1         Engagement Agreement Vintage Filings and the Company
             5.1         Consent and Opinion of Axelrod, Smith & Kirshbaum
            23.2         Consent of Ham, Langston and Brezina

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by this paragraph is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(7) To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the undersigned has duly caused this Form S-8 to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Houston, Texas, on May 3, 2005.

PANGEA PETROLEUM CORPORATION


By: /s/ Charles B. Pollock                                     Date: May 3, 2005
   -------------------------------------------------
   Charles B.  Pollock,
   Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.


By: /s/ Charles B. Pollock                                     Date: May 3, 2005
   --------------------------------------------------
   Charles B. Pollock,
   Chairman of the Board, and Chief Executive Officer


By: /s/ Scott Duncan                                           Date: May 3, 2005
   --------------------------------------------------
   Scott Duncan, Chief Financial Officer


By: /s/ Mark Weller                                            Date: May 3, 2005
   --------------------------------------------------
   Mark Weller, President and Director


By: /s/ Edward R. Skaggs                                       Date: May 3, 2005
   --------------------------------------------------
   Edward R. Skaggs, Director